EXHIBIT 99.1

NEWS RELEASE

For immediate release

Navient Resolves Legal Matters with Consumer Financial Protection Bureau

HERNDON, Va., Sept. 12, 2024—Navient (Nasdaq: NAVI) today released the following statement after reaching an agreement with the Consumer Financial Protection Bureau to resolve previously disclosed litigation and investigations:

This agreement puts these decade-old issues behind us. While we do not agree with the CFPB’s allegations, this resolution is consistent with our go-forward activities and is an important positive milestone in our transformation of the company.

Navient is no longer a servicer or purchaser of federal student loans. In 2021, with the approval of the Department of Education, Navient transferred its contract to service government student loans to a third party, and earlier this year, Navient reached an agreement to outsource student loan servicing of its legacy FFELP student loan portfolios, which began on July 1, 2024. Navient will oversee its third-party servicing provider to meet all operational terms of the agreement.

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About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success. Our customer-focused, data-driven services deliver exceptional results for clients in education, healthcare, and government. Learn more at navient.com.

Contact:

Media: Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Jen Earyes, 703-984-6801, jen.earyes@navient.com

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